Exhibit 14(e)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of Great Elm Capital Corp. of our reports for Full Circle Capital Corporation and Subsidiaries dated September 14, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in the Registration Statement.

We also consent to the reference to our firm under the captions “Selected Financial Data” and “Experts” in such Registration Statement.

/s/ RSM US LLP

New York, NY
August 1, 2016